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                                                                     EXHIBIT 3.4


                                        THIRD AMENDED AND RESTATED
                                    MEMBERS' AGREEMENT dated as of
                                    September 30, 1999, among ADVANCED
                                    ACCESSORY SYSTEMS, LLC (F/K/A AAS
                                    HOLDINGS, LLC), a Delaware limited liability company (the "Company"), and the Members that are parties hereto.

                  WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Members' Agreement dated as of August 5, 1997 (the "Second Amended Agreement");

                  WHEREAS, the Members desire to amend and restate the Second Amended Agreement in its entirety, upon the terms and conditions set forth herein, to reflect, among other things, the addition and withdrawal of certain Members since the date of the Second Amended Agreement;

                  WHEREAS, each Member deems it to be in the best interest of the Company and the Members that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Members hereby set forth herein their agreement with respect to the Member Units owned by them, which shall replace the Second Amended Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following respective MEANINGS:

                  "AFFILIATE" shall mean with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under common Control with such Person.

                  "BOARD" shall mean the Board of Managers of the Company, as the same is elected in accordance with Section 7 hereof.

                  "BRINK MEMBERS" shall mean Gerard Jacobus Brink, Koop Brink and Jan Willem Brink, together with any Affiliate of such individuals and any successor to or transferee of, such individuals who shall agree in writing to be treated as a Brink Member and to be bound by the terms and to comply with the provisions of this Agreement.

                  "CB" shall mean CB Capital Investors, L.P., a Delaware limited partnership in its capacity as a holder of the CB Warrant.

                  "CB WARRANT" shall mean the Warrant issued to CB, issued to CB on the Original Amended Date, to purchase 501 Member Units.



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                  "CB MEMBER" shall mean CB and any successor to, or assignee or transferee of, CB who shall own the CB Warrant, any Member Units issued in respect thereof or any portion thereof and who shall agree in writing to be treated as a CB Member and to be bound by the terms and to comply with the provisions of this Agreement.

                  "CHASE" shall mean CB (other than in its capacity as a holder of the CB Warrant).

                  "CHASE MEMBERS" shall mean Chase, any Affiliate of Chase and any successor to, or assignee or transferee of, Chase who shall agree in writing to be treated as a Chase Member and to be bound by the terms and to comply with the provisions of this Agreement.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "CONTROL" shall mean, with respect to any Person, the direct or indirect ability to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "EXCLUDED SECURITIES" shall mean (i) Units issued or issuable upon exercise of any options or warrants and other securities (including options and warrants) issued to employees, consultants, advisors, officers, directors or debt financing sources, (ii) Units issued as a pro rata dividend on, or upon any split or other subdivision or combination of, Units, (iii) securities issued in connection with any acquisition or merger, (iv) securities issued in a Public Offering (v) Units issued to employees of the Company or any Affiliate of the Company for at least the Fair Value Per Unit, (vi) non-voting securities of the Company issued to a Regulated Member in exchange for voting securities of the Company and (vi) voting securities of the Company issued to a Regulated Member in exchange for non-voting securities of the Company.

                  "FAIR VALUE PER UNIT" shall mean, as of any date of determination, the fair value of each Unit (or, with respect to a warrant or option, the fair value of each Unit obtainable upon exercise thereof net of the exercise price), determined as follows: At any time that the Fair Value Per Unit shall be required to be determined hereunder, the Board of Managers of the Company (the "Board") shall make a good faith determination (the "Board's Determination") of the fair value of each Unit within 30 days of the delivery by the Company of a Repurchase Notice (without taking into account that the Units may be "restricted securities" but with a reasonable discount, not to exceed 20% for the minority position represented by the Units and shall provide to the Management Member with respect to whose Unit such determination is being made a written notice thereof which notice shall set forth supporting data in respect of such calculation (the "Determination Notice"). The Management Member shall have 10 days following receipt of the Determination Notice within which to deliver to the Company a written notice (the "Objection Notice") of an objection, if any, to the Board's Determination, which Objection Notice shall set forth the Management Member's good faith determination (the "Member's Determination") of the fair value of each Unit. The failure by the Management Member to deliver the Objection Notice within such 10-day period shall constitute the Management Member's acceptance of the Board's Determination as conclusive. In the event of the timely delivery of an Objection Notice, the Company and the Management Member shall attempt in


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good faith to arrive at an agreement with respect to the Fair Value Per Unit, which agreement shall be set forth in writing within 15 days following delivery of the Objection Notice. If the Company and the Management Member are unable to reach an agreement within such 15-day period, the matter shall be promptly referred for determination to a regionally or nationally recognized investment banking or valuation firm (the "Valuer") reasonably acceptable to the Company and the Management Member. The Company and the Management Member will cooperate with each other in good faith to select such Valuer. The Valuer may select the Board's Determination or the Management Member's Determination as the Fair Value Per Unit or may select any other number or value (determined without taking into account that the Units may be "restricted securities" but with a reasonable discount, not to exceed 20% for the minority position represented by the Units). The Valuer's selection will be furnished to the Company and the Management Member in writing and conclusive and binding upon the Company and the Management Member. The fees and expenses of the Valuer shall be borne equally by the Company and the Management Member with respect to whose Units such determination relates; provided, however, that if the Fair Value Per Unit, as determined by the Valuer, shall be more than 15% greater than the Board's Determination of such Fair Value Per Unit, then such fees and expenses of the Valuer shall be borne entirely by the Company.

                  "GROUP" shall mean:

                           (a) in the case of any Member who is an individual,
         (i) such Member, (ii) the siblings (including their lineal descendants), spouse, lineal descendants, adopted children, parents and grandparents of such Member, (iii) any trust for the benefit of any of the foregoing and (iv) any entity whose ownership and management is Controlled by such Member;

                           (b) in the case of any Member which is a partnership,
         (i) such partnership and any of its limited or general partners, (ii) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (iii) any Affiliate of such partnership;

                           (c) in the case of any Member which is a corporation,
         (i) such corporation and (ii) any Controlling stockholder of such corporation; and

                           (d) in the case of any Member which is a limited liability company, (i) such limited liability company and (ii) any member of such limited liability company.

                  "IMC" shall mean International Mezzanine Capital B.V.

                  "IMC MEMBERS" shall mean IMC, any Affiliate of IMC and any successor to or transferee of, IMC who shall agree in writing to be treated as an IMC Member and to be bound by the terms and to comply with the provisions of this Agreement.

                  "IMC WARRANT" shall mean the Warrant, issued to the IMC Members on the Original Amended Date, to purchase 501 Member Units.


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                  "INVESTOR MEMBER" shall mean the Chase Members, the CB
Members, F. Alan Smith, The Banducci Family, LLC, the IPA Members, the Brink Members, the IMC Members, the Valley Members and any other Person to whom any such Member shall directly or indirectly Transfer any Member Units and who shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

                  "IPA" shall mean IPA MTech Investors, LLC.

                  "IPA MEMBERS" shall mean IPA, any Affiliate of IPA and any successor to, or assignee or transferee of, IPA who shall agree in writing to be treated as an IPA Member and to be bound by the terms and to comply with the provisions of this Agreement.

                  "MAJORITY IN INTEREST OF BRINK MEMBERS" shall mean, at any point in time, Brink Members owning, in the aggregate, more than 50% of the Voting Units owned by all Brink Members at such time.

                  "MAJORITY IN INTEREST OF CHASE MEMBERS" shall mean, at any point in time, Chase Members owning, in the aggregate, more than 50% of the Voting Units owned by all Chase Members at such time.

                  "MAJORITY IN INTEREST OF NON-CHASE MEMBERS" shall mean, at any point in time, Non-Chase Members owning, in the aggregate, more than 50% of the Voting Units owned by all Non-Chase Members at such time.

                  "MAJORITY IN INTEREST OF VALLEY MEMBERS" shall mean, at any point in time, Valley Members owning, in the aggregate, more than 50% of the Voting Units owned by all Valley Members at such time.

                  "MANAGEMENT MEMBERS" shall mean any Member who is also an employee of the Company or any of its Subsidiaries, any member of such Person's Group and any successor to, or assignee or transferee of, any such Person who shall agree in writing to be treated as a Management Member and to be bound by the terms and to comply with the provisions of this Agreement.

                  "MEMBER UNITS" means any Units held, from time to time, by any Member and any options or subscription warrants exercisable therefor.

                  "MEMBERS" shall mean the Persons identified on Schedule I hereto and any other Person to whom any such Person directly or indirectly shall Transfer any Member Units and who shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

                  "NON-CHASE MEMBERS" shall mean all Members (including the CB Members) other than the Chase Members.

                  "OPERATING AGREEMENT" means the Third Amended and Restated Operating Agreement dated as of the date hereof, of the Company, as amended from time to time.


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                  "ORIGINAL AMENDED DATE" means October 30, 1996.

                  "OTHER UNITS" shall mean at any time those Units which do not constitute Primary Units or Registrable Units.

                  "PERSON" shall mean any individual, partnership, corporation, group, trust, limited liability company or other legal entity.

                  "PRIMARY UNITS" shall mean at any time the authorized but unissued Units.

                  "PROPORTIONATE PERCENTAGE" shall mean (1) for the purposes of
Section 2, the pro rata percentage of the number of Member Units to which a
Section 2 Offer relates that each Non-Chase Member shall be entitled to Transfer to the Section 2 Offeror, which pro rata percentage, as to each Non-Chase Member, shall be the percentage figure which expresses the ratio between the number of Member Units owned by such Non-Chase Member (assuming the conversion of all convertible securities and the exercise of all exercisable securities to the extent then exercisable) and the aggregate number of Units then outstanding (assuming the conversion of all convertible securities and the exercise of all exercisable securities to the extent then exercisable) and (2) for the purposes of Section 6, the percentage figure which expresses the ratio between the number of Member Units owned by an Investor Member (assuming the conversion of all convertible securities and the exercise of all exercisable securities to the extent then exercisable) and the aggregate number of Units then outstanding and held by all Investor Members other than any Investor Member who is selling its Units (assuming the conversion of all convertible securities and the exercise of all exercisable securities to the extent then exercisable).

                  "PUBLIC OFFERING" shall mean an offering of Units or securities convertible or exchangeable for Units which is made pursuant to an effective registration statement on Form (S-1 for its successor form) under the Securities Act.

                  "QUALIFIED PUBLIC OFFERING" shall mean a Public Offering which results in at least $20,000,000 of net proceeds to the Company.

                  "REGISTRABLE UNITS" shall mean the Units held by the Members which constitute Restricted Units.

                  "REGULATED MEMBER" shall have the meaning set forth in the Operating Agreement.

                  "RESTRICTED UNITS" shall mean all Units and any other securities which by their terms are exercisable or exchangeable for or convertible into Units and any securities received in respect thereof, which are held by a Member and which have not theretofore been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).


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                  "SALE OF THE COMPANY" shall mean a sale of the Company or
substantially all of its assets, whether by way of merger, consolidation, sale of Units or assets, or otherwise.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "SUB DEBT WARRANTS" shall mean the CB Warrant and the IMC Warrant and any Units issued upon exercise thereof.

                  "SUB DEBT WARRANTHOLDERS" shall mean at any time the holders of the Sub Debt Warrants.

                  "SUBSIDIARY" means any legal entity directly or indirectly Controlled by the Company.

                  "TERMINATION OF EMPLOYMENT" shall mean, as to any Management Member, the termination of the employment by the Company or any of its subsidiaries of such Management Member for any reason whatsoever including, but not limited to, termination by resignation, discharge (with or without cause), retirement, disability or non-renewal of an employment agreement.

                  "TERMINATION DATE" shall mean, as to such Management Member, the effective date of the Termination of Employment of such Management Member.

                  "TERMINATION FOR CAUSE" shall have the meaning, in the case of any Management Member, set forth in the Employment Agreement, if any, of such Management Member, or in the absence of such an Employment Agreement, shall mean a Termination of Employment for Cause (as defined herein).

                  "TERMINATION OF EMPLOYMENT FOR CAUSE" shall mean the Management Member's (A) commission of an act constituting a felony or involving fraud, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (B) repeated failure to be reasonably available to perform his duties, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company, (C) repeated failure to follow the lawful directions of the Board, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company, (D) material breach of any agreement with the Company (including the noncompete provisions) which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company or (E) resignation.

                  "TRANSFER" shall mean, as to any Member Units, to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of (including, without limitation, the foreclosure or other acquisition by any lender with respect to any Member Units pledged to such lender by a Member), such Member Units, either voluntarily or involuntarily and with or without consideration.


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                  "TRIGGER EVENT" shall have the meaning set forth in Section
7(d).

                  "UNITS" has the meaning set forth in the Operating Agreement and shall also include any equity security issued in respect of or in exchange for Units, whether by way of dividend, split, recapitalization, merger, rollup transaction, consolidation or reorganization.

                  "VALLEY MEMBERS" shall mean Robert L. Fisher and Roger T. Morgan and shall thereafter mean such individuals, any Affiliate of such individuals and any successor to or transferee of, such individuals who shall agree in writing to be treated as a Valley Member and to be bound by the terms and to comply with the provisions of this Agreement.

                  "VOTING UNITS" shall mean all Class A Units.

                  "WARRANT AGREEMENT" means the warrant agreement dated as of the Original Amended Date, among the Company, CB Capital Investors, L.P. and IMC.

                  SECTION 2. RIGHT OF CO-SALE. (a) In the event that, prior to a Qualified Public Offering, any Chase Member (hereinafter, the "Section 2 Offeree") receives a bona fide offer (the "Section 2 Offer") from a third party which is not an Affiliate of such Chase Member (the "Section 2 Offeror") to purchase from such Section 2 Offeree Member Units, for a specified price payable in cash or otherwise and on specified terms and conditions that the Section 2 Offeree intends to accept, such Section 2 Offeree shall promptly forward a notice (the "Section 2 Notice") complying with Section 2(b) to the Company and the Non-Chase Members. The Section 2 Offeree shall not Transfer any Member Units prior to the expiration of the 15-day period referred to below to the Section 2 Offeror and unless the terms of the Section 2 Offer are extended to the Non-Chase Members with respect to their Proportionate Percentage of the aggregate number of Member Units to which the Section 2 Offer relates, whereupon each such Non-Chase Member shall be entitled to Transfer to the Section 2 Offeror pursuant to the Section 2 Offer such Non-Chase Member's Proportionate Percentage of the aggregate number of Member Units to which the Section 2 Offer relates. Each Non-Chase Member shall have a period of 15 days to deliver a written notice (the "Section 2 Acceptance") to the Section 2 Offeree evidencing such Non-Chase Member's acceptance of the Section 2 Offer.

                  (b) The Section 2 Notice shall set forth (i) the number of Member Units to which the Section 2 Offer relates and the name of the Section 2 Offeree, (ii) the name and address of the Section 2 Offeror, (iii) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the
Section 2 Offeree as may be reasonably necessary for the Non-Chase Members to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by the Section 2 Offeror and (iv) that the Section 2 Offeror has been informed of the co-sale rights provided for in this Section 2 and has agreed to purchase Member Units in accordance with the terms of this Section 2 (which agreement may contain the Section 2 Offeror's obligation to purchase all of the Member Units subject to the Section 2 Offer from the Section 2 Offeree so long as such Section 2 Offeree agrees to purchase simultaneously with such sale from any Non-Chase Member delivering a Section 2 Acceptance the Member Units subject to such Section 2 Notice of Acceptance).


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                  (c) Notwithstanding the provisions of this Section 2, the
Chase Members may Transfer up to 25% of the total number of Member Units purchased by the Chase Members without complying with the provisions of this
Section 2.

                  (d) Sales under this Section 2 shall, if applicable, be subject to any applicable transfer restrictions under the Operating Agreement.

                  SECTION 3. REQUIRED SALE; ROLLUP. (a) In the event that, prior to a Qualified Public Offering, a Majority in Interest of the Chase Members approve a Sale of the Company to a Person which is not an Affiliate of any Chase Member (an "Approved Sale"), all Non Chase Members shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as
(i) a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, each Non Chase Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of Units, the Non Chase Members shall agree to sell their Member Units on the terms and conditions approved by a Majority in Interest of the Chase Members and in each such instance shall waive any claims any Non Chase Member may have against the Board in connection with the Approved Sale. The Non Chase Members shall take all necessary and desirable actions approved by a Majority in Interest of the Chase Members, in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (1) provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale and (2) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth below.

                  (b) The obligations of the Non Chase Members pursuant to this
Section 3 are subject to the satisfaction of the following conditions:

                      (i)   subject to Section 3(b)(iii), upon the
         consummation of the Approved Sale (or as promptly thereafter as practical in the case of certain options to purchase Units pursuant to outstanding IRR Vesting Option Agreements), all of the Members shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Operating Agreement as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority and the exercise price of all warrants and options);

                      (ii) if any Members of a class are given an option as to the form and amount of consideration to be received, all holders of such class will be given the same option;

                      (iii) all holders of then-currently exercisable Unit equivalents will be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale (but only to the extent such Unit equivalents are then vested or will become vested as a result of the Approved Sale) and participate in such sale as Members or
         (B) upon the consummation of the Approved Sale, receive in exchange for such Unit equivalent consideration equal to the amount determined by multiplying (x) the same


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         amount of consideration per Unit (of the same class as that for which the Unit equivalent is exercisable) received by the holders of such class of Unit in connection with the Approved Sale less the exercise price per Unit equivalent by (y) the number of Unit equivalents (but only to the extent such Unit equivalents are then vested);

                       (iv) no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale and no Member shall be obligated to pay more than his pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Member for its or his sole benefit will not be considered costs of the transaction hereunder), provided that a Member's liability for such expenses shall be capped at the total purchase price received by such Member for his Member Units (including the exercise price thereof);

                       (v) in the event that the Members are required to provide any representations or indemnities in connection with the Approved Sale (other than representations and indemnities concerning each Member's valid ownership of his Member Units, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Member's authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement), then each Member shall not be liable for more than his pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such Member for his Member Units (including the exercise price thereof); and

                       (vi) prior notice of an Approved Sale shall be provided to the Members.

                  (c) If a Majority in Interest of the Chase Members approve a "rollup", all Non Chase Members shall consent to and raise no objections against approval of such "rollup" and shall take all actions reasonably requested by Chase to effect such "rollup" of the Company to a corporate structure, including the contribution of the Units held by the Non-Chase Members to a newly formed corporation in exchange for shares of stock on a basis which provides to all Unitholders, one share of common stock in such corporation for each Class A Unit held on the date of such "rollup" transaction.

                  (d)  Notwithstanding the foregoing,

                           (i) the Sub Debt Warrantholders shall not be required to participate in an Approved Sale pursuant to subsection (a) above unless the consideration to be received by them in such transaction consists solely of cash and/or marketable securities; and

                           (ii) neither the Sub Debt Warrantholders nor the Brink Members shall be required to make any representation or warranty in connection with an Approved Sale other than as to valid ownership of securities (free and clear of liens), authority, power and right to enter into and to consummate the transaction and enforceability of any applicable agreement; provided, however, that the Sub Debt Warrantholders and the


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

         Brink Members shall remain subject to any holdback or escrow arrangement applicable pro rata to all Members in connection with such Approved Sale (with respect to the Sub Debt Warrantholders only to the extent that such holdback or escrow arrangement relates to purchase price adjustment provisions or indemnity issues specifically identified as concerns in such transaction and not to the extent such holdback or escrow arrangement serves generally as security to satisfy claims for breaches of representations and warranties).

                  SECTION 4. REPURCHASE OF UNITS. (a) In the event of a Termination of Employment of any Management Member (a "Terminated Member"), the Company or its designee shall have the right (but not the obligation) to repurchase from such Management Member (and each member of the Group of such Management Member) all or any part of any Units owned by such Management Member and member of such Group, including warrants and options not then expired.

                  (b) The repurchase right of the Company or its designee under this Section 4 may be exercised by written notice on one occasion (a "Repurchase Notice"), specifying the number of Units to be repurchased, and given to the Terminated Member within 180 days of the Termination Date (or, if the Company shall not have assigned its rights under this Section 4 and shall be legally prevented (whether by contract or statutorily) from making such repurchase during the foregoing 180-day period, then such Repurchase Notice may be delivered by the Company within 45 days after the date on which it shall be legally permitted to make such repurchase), but in no event shall the Company be permitted to make such election after the second anniversary of the Termination Date. Upon the delivery of a Repurchase Notice to the Terminated Member, the Terminated Member and each member of such Terminated Member's Group shall be obligated to sell or cause to be sold to the Company or its designee the Units specified in such Repurchase Notice.

                  (c) The price per Unit to be paid under this Section 4 and the form of payment therefor shall be determined as follows:

                      (i) in the case of a repurchase of Units following a Termination for Cause, other than pursuant to the resignation of the Management Member, the repurchase price to be paid for such Units or warrants or options to acquire Units shall be the cost paid therefor in cash; and

                      (ii) in the case of any other repurchase of Units or warrants or options to acquire Units, such repurchase price shall be the Fair Value Per Unit (net of any exercise price) as of the Termination Date (or in the event that the Company shall elect to repurchase any Units on or after the first anniversary of the Termination Date because it shall have been legally prevented (whether by contract or statutorily) from making such repurchase at an earlier date, then the determination of Fair Value Per Unit shall be made as of such date on which the Company makes its repurchase election under this
         Section 4, which purchase price shall be paid in cash or, at the election of the Company, 50% in cash and 50% in the form of a subordinated promissory note that (1) matures ratably on a quarterly basis over a three-year period, (2) is subordinated in right of payment and


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

         exercise of remedies to all other funded indebtedness of the Company and (3) bears interest at the rate of 13% per annum.

                      (iii) Repurchases of Units under the terms of this
         Section 4 shall be made at the offices of the Company or its designee on a mutually satisfactory business day within 30 days after the final determination of the repurchase price as described above. Delivery of certificates or other instruments evidencing such Units duly endorsed for transfer and free and clear of all liens, claims and other encumbrances shall be made on such date against payment of the purchase price therefor.

                  SECTION 5. RIGHT TO PURCHASE NEW EQUITY SECURITIES.

                  (a) Prior to issuing any Units or any options or convertible securities exercisable for or convertible into Units of the Company (collectively, "Equity Securities"), other than Excluded Securities, to any Person, the Company will first give to the Members the right to purchase, on the same terms, the same proportion of the securities proposed to be sold by the Company as the Member Units owned by such Member bears to the total number of Units outstanding at that time, in each case, on a Unit equivalence basis, assuming the conversion of all convertible securities and the exercise of all options and warrants to the extent then exercisable. Any such right to purchase shall be exercisable for a period of 15 days after the Members receive written notice of a proposed issuance of Equity Securities.

                  (b) If any Member is a Regulated Member at the time the Company proposes to issue any Equity Securities as contemplated in subsection
(a) above, the Company will, at the Regulated Member's request, offer to sell such Regulated Member the same number of non-voting Equity Securities as the number of Equity Securities that such Regulated Member would be entitled to purchase pursuant to subsection (a) above on the same terms and conditions pursuant to which the other Members purchased Equity Securities pursuant to subsection (a) above. Any such non-voting Equity Securities shall, at any time and at the election of the Regulated Member, be convertible for no additional consideration into the same number of voting Equity Securities.

                  (c) The obligations of the Company under this Section 5 shall terminate upon the consummation of a Qualified Public Offering.

                  SECTION 6. TRANSFER RESTRICTIONS. Except as otherwise provided in Section 2 or 3 but subject in all events to any applicable restrictions on transfer in the Operating Agreement, prior to the Company's consummation of a Qualified Public Offering, each Non-Chase Member (other than the Sub Debt Warrantholders) shall Transfer Member Units only in accordance with the following procedures:

                  (a) Prior to the fifth anniversary of September 28, 1995 (the "Original Date"), no Management Member shall Transfer any Member Unit without the prior written consent of a Majority in Interest of the Chase Members, provided, however, that any Member may Transfer any Unit to such Member's Group without prior written consent of a Majority in Interest of the Members.

                  (b) On or after the fifth anniversary of the Original Date in the case of any Management Member and on or after the Original Date in the case of each Non-Chase Member that is not a Management Member, (1) such Member may transfer Member Units to another member of the Group of such Member so long as the entity or person receiving such Member Units shall agree in writing with the other Members and the Company to be bound by and comply with all applicable provisions of this Agreement as if the recipient were a Member (and Management Member, as applicable) or (2) such Member shall comply with the following provisions: in the event that such Non-Chase Member receives a bona fide offer from a third party which is not an Affiliate of such Non-Chase Member (the "Prospective Purchaser") to purchase all or any portion of the Member Units owned by such Non-Chase Member that such Non-Chase Member intends to accept, such Non-Chase Member shall first deliver to the Company and each other Investor Member a written notice (the "Section 6 Offer Notice"), which shall be irrevocable for a period of 30 days after delivery thereof (the "Section 6 Offer Period"), offering (the "Section 6 Offer") all of the Member Units proposed to be Transferred by such Non-Chase Member to the Prospective Purchaser at the purchase price and on the terms of the proposed sale to the Prospective Purchaser (such Section 6 Offer Notice to include the foregoing information and all other relevant terms of the proposed Transfer, including the identification of the Prospective Purchaser). The Company (or its designee) shall have the right and option, for a period of 15 days after delivery of the Section 6 Offer Notice, to accept all or any part of the Member Units so offered at the purchase price and on the terms stated in the Section 6 Offer Notice. Such acceptance shall be made by delivering a written notice to such Non-Chase Member and each other Investor Member within said 15-day period.

                  (c) If the Company (or its designee) shall fail to accept all of the Member Units offered for sale pursuant to, or shall reject in writing, the Section 6 Offer, then, upon the earlier of the expiration of such 15-day period or the receipt of such written notice of rejection or failure to accept such offer by the Company, each other Investor Member shall have

                      (i) the right and option, until the expiration of the Section 6 Offer Period, to accept such Member's Proportionate Percentage of all or any part of the Member Units so offered and not accepted by the Company (the "Refused Units") and

                      (ii) the right and option, until the expiration of the Section 6 Offer Period, to accept any of the Refused Units not accepted by the other Members (on a pro rata basis in accordance with the Proportionate Percentage of all Members exercising their right under this clause (ii)), at the purchase price and on the terms stated in the Section 6 Offer Notice, on the above-described terms and conditions. Such acceptance shall be made by delivering a written notice to the Company and such Non-Chase Member prior to the expiration of the Section 6 Offer Period.

                  (d) A notice of acceptance delivered by either the Company or a Member pursuant to Section 6(b) or Section 6(c) shall be a binding commitment to purchase the Member Units referred to therein.

                  (e) Transfers of Member Units under the terms of Sections 6(b) and 6(c) shall be made at the offices of the Company on a mutually satisfactory business day within 30 days after the expiration of the Section 6 Offer Period. Delivery of certificates or other instruments evidencing such Member Units duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

                  (f) Anything contained in this Section 6 to the contrary notwithstanding, if effective acceptance shall not be received pursuant to Sections 6(b) and 6(c) with respect to all Member Units offered for Sale pursuant to the Section 6 Offer Notice by a Non-Chase Member, then such Non-Chase Member shall not be required to Transfer any such Member Units to the Company or any other Member delivering such acceptances, and such Non-Chase Member may Transfer all (but not less than all) of such Member Units subject to such Section 6 Offer Notice at a price not less than the price, and on terms not more favorable to the Prospective Purchaser than the terms stated in the Section 6 Offer Notice at any time within 45 days after the expiration of the Section 6 Offer Period. In the event that the Member Units are not Transferred by such Non-Chase Member during such 45-day period, the right of such Non-Chase Member to Transfer such Member Units to the Prospective Purchaser shall expire and the obligations of this Section 6 shall be reinstated.

                  (g) Anything contained herein to the contrary notwithstanding,

                      (i)   any purchaser of Member Units pursuant to
         Section 6 who is not a Member shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to be a Non-Chase Member (and Management Member, if the transferor shall be a Management Member) for purposes of this Agreement and

                      (ii) the provisions of this Section 6 shall not apply to transfers of the Sub Debt Warrants.

                  SECTION 7. VOTING. (a) Any time at which holders of Units shall have the right to, or shall, vote for managers of the Company, then, and in each event, the Members shall vote all Units owned by them for the election of a Board consisting of between six and eleven managers, as designated from time to time by a Majority in Interest of the Chase Members, designated in the following manner:

                      (i)   so long as there shall not have been a
         Termination of Employment of Terence C. Seikel, then Terence C. Seikel shall be one such manager;

                      (ii)  so long as there shall not have been a
         Termination of Employment of Richard E. Borghi, then Richard E. Borghi shall be one such manager;

                      (iii) so long as F. Alan Smith and the members of his Group shall own at least 80% of the Units acquired by him on the Original Date, then F. Alan Smith shall be one such manager;

                      (iv) so long as The Banducci Family, LLC and the members of its Group shall own at least 80% of the Units acquired by Barry Banducci on the Original Date, then Barry Banducci shall be one such manager;

                      (v) so long as the Brink Members (as constituted on the Original Amended Date) and members of their Group shall own at least 80% of the Units acquired by the Brink Members on the Original Amended Date, then a Majority in Interest of the Brink Members shall be entitled to designate one manager; and

                      (vi) so long as the Valley Members (as constituted as of the Second Amended Date) shall own at least 80% of the Units acquired by the Valley Members on the Second Amended Date, then a Majority in Interest of the Valley Members shall be entitled to designate one manager who shall initially be Roger T. Morgan; and

                      (vii) all managers not designated pursuant to the foregoing clauses (i), (ii), (iii), (iv) and (v) shall be designated by a Majority in Interest of the Chase Members (one of which shall be CB).

                  (b) For so long as IPA and the members of its Group shall own at least 80% of the Units acquired by IPA on the Original Date, then IPA shall be entitled to designate one individual, reasonably acceptable to a Majority in Interest of the Chase Members, to attend each meeting of the Board. The Company shall provide IPA notice of each such meeting at the same time and in the same manner as notice of such meeting is provided to the members of the Board.

                  (c) Notwithstanding anything contained in Section 7(a) to the contrary, upon the occurrence of a Trigger Event (as defined below), Chase shall have the right to designate a majority of the Board by removing, in its sole discretion, any or all of the managers elected pursuant to Section 7(a)(i) -
Section 7(a)(vi) and designating their respective replacements. Each Member shall vote all Voting Units (either in person, by proxy or by written consent) owned or held of record by such Member in favor of the removal of any or all of the members of the Board elected pursuant to Section 7(a)(i) - Section 7(a)(vi) and the election of such designee in accordance with this Section 7(c) and against filling such vacancy with any individual other than such designee.

                  (d) For purposes of this Agreement, a "Trigger Event" shall be deemed to have occurred at any time after Chase elects (by written notice to the Company) to remove any or all of the members of the Board elected pursuant to
Section 7(a)(i) - Section 7(a)(vi), provided that preceding such election one or more of the following events or conditions shall have occurred or exist:

                      (i) Chase reasonably believes circumstances exist that require Chase to assume control of the Company in order to protect its investment in the Company;

                      (ii) in the reasonable opinion of Chase, the Company shall have committed a breach or be in default of any covenant, obligation, agreement, representation or warranty given or made by the Company in any agreement or contract to which Chase is also a party, including the Asset Purchase Agreement dated as of September 28, 1995, among Chase, the Company and MascoTech, Inc. and the other parties named therein;

                       (iii) in the reasonable opinion of Chase, there has been a substantial change in the Company's operations, products or prospects during the two-year period prior to such determination; or

                       (iv) Chase determines that it is permitted under any applicable law to take control of the Company and determines that it is in the best interest of Chase to do so.

                         SECTION 8. CERTAIN COVENANTS.

                       The Company shall not, without the affirmative vote or written consent of a Majority in Interest of the Chase Members:

                  (a)  consummate a Public Offering;

                  (b) except as contemplated by this Agreement or the Operating Agreement, issue, redeem, repurchase, reclassify, retire or cancel any Units;

                  (c) amend, modify, supplement, restate or replace the Company's 1995 Option Plan;

                  (d)  merge or consolidate with or into another Person;

                  (e) acquire any business or assets from, or capital stock of, or make any investments in any Person;

                  (f) Transfer any assets of the Company other than in the ordinary course of business;

                  (g) issue or sell any Units (or any securities directly or indirectly exercisable, exchangeable or convertible therefor);

                  (h)  amend or restate the Operating Agreement;

                  (i) take any action to hire, fire or change the duties of any member of senior management;

                  (j) change or replace the Company's independent outside auditor or make any change in the accounting principles used by the Company;

                  (k) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

                  (l) enter into, revise or amend any contract, agreement or transaction with any of its officers, directors, management employees or affiliates, except for any employment or compensation agreements with individuals with an annual expense (including bonuses) to the Company of less than $100,000;

                  (m) incur or create any indebtedness not existing on the date hereof (excluding ordinary course trade payables) in excess of one million ($1,000,000 in the aggregate) or modify the terms of, or prepay any existing indebtedness;

                  (n) except as permitted by the Operating Agreement, declare or pay any dividends, make any distributions or returns of capital with respect to any Units;

                  (o) approve or make any material amendments to or deviations from any budget;

                  (p) enter into any business, other than the businesses in which the Company is engaged as of the date hereof; or

                  (q) register the Transfer of any Units by any Member unless such Transfer is made in accordance with the provisions of this Agreement and the Operating Agreement.

                  SECTION 9. REQUIRED REGISTRATION. At such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto with respect to the sale of Registrable Units, each holder or holders of Restricted Units shall have the right to request in writing an unlimited number of registrations on Form S-3, or such successor form, of Registrable Units held by such holder or holders (the Company to bear the costs of such registrations), which request or requests shall (i) specify the number of Registrable Units intended to be sold or disposed of, (ii) state the intended method of disposition of such Registrable Units and (iii) relate to Registrable Units having an anticipated aggregate offering price of at least $1,000,000. If the Company shall be requested to effect any such registration, then the Company shall, within 10 days of such request, deliver a written notice of such proposed registration to all holders of outstanding Registrable Units and shall offer to include in such proposed registration any Registrable Units requested to be included in such proposed registration by the holders of Registrable Units who or which shall respond in writing to the Company's notice within 15 days after delivery thereof. The Company shall promptly thereafter use its best efforts to effect such registration under the Securities Act of the Registrable Units which the Company has been so requested to register; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

                           (1) the Company shall not be obligated to use its
                    best efforts to file and cause to become effective any registration statement initiated pursuant to this Section 8 during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Units are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days;

                           (2) with respect to any registration pursuant to this
                    Section 8, the Company may, if permitted under the Securities Act, include in such registration any Primary Units or Other Units; provided, however, that if the managing underwriter, if any, advises the Company that the inclusion of all Registrable Units, Primary Units, and Other Units proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Units proposed to be included in such registration, then the number of Registrable Units, Primary Units and/or Other Units proposed to be included in such registration shall be included in the following order:

                           (A) first, the Registrable Units held by the Members
                  requested to be included in such registration; and

                           (B) second, the Primary Units and the Other Units, as
                  determined by the Company.

                  SECTION 10. PIGGYBACK REGISTRATION. If the Company at any time proposes for any reason to register Primary Units or Other Units under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to all holders of outstanding Registrable Units of its intention so to register the Primary Units or Other Units and, upon the written request, given within 30 days after delivery of any such notice by the Company, of the holders of Registrable Units to include in such registration Registrable Units held by such holders (which request shall specify the number of Registrable Units proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Units to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all such Registrable Units or Other Units proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Units proposed to be registered by the Company, then the number of Primary Units, Registrable Units and Other Units proposed to be included in such registration shall be included in the following order:

                           (A) first, the Primary Units; and

                           (B) second, any Registrable Units and Other Units
                  requested to be included in such registration by the holders of Registrable Units and Other Units, pro rata based upon the number of Units held by all persons requesting such registration.

                  SECTION 11. EXPENSES. All expenses incurred by the Company in complying with Section 8 and 9, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of the one counsel to the Members, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Units or Other Units shall not be borne by the Company but shall be borne by the holders of Registrable Units or Other Units sold by each of them.

                  SECTION 12. INDEMNIFICATION. In connection with any registration of any Registrable Units under the Securities Act pursuant to
Section 8 or 9, the Company shall indemnify and hold harmless the holders of Registrable Units, each underwriter, broker or any other person acting on behalf of the holders of Registrable Units and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Units were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Units, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Units, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Units and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Units in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the holders of Registrable Units or underwriter specifically for use in the preparation thereof.

                  In connection with any registration of Registrable Units under the Securities Act pursuant to this Agreement, each holder of Registrable Units shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 11) the Company, each manager of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Units and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Units, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such holder of Registrable Units specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document pursuant to which such holder of Registrable Units shall sell Registrable Units; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Units, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Units effected pursuant to such registration.

                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 11, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 11 the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 11.

                  If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  SECTION 13. REGULATORY MATTERS.

                  (a) Cooperation of Other Members. Each Member agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and CB Capital, a copy of which is attached hereto as Exhibit A, regarding small business matters (the "Small Business Sideletter"), including without limitation, voting to approve amending the Company's Operating Agreement, the Company's by-laws or this Agreement in a manner reasonably acceptable to the Members and CB Capital or any Regulated Holder (as defined in the Small Business Sideletter) entitled to make such request pursuant to the Small Business Sideletter in order to remedy a Regulatory Problem (as defined in the Small Business Sideletter). Anything contained in this Section 13 to the contrary notwithstanding, no Member shall be required under this Section 13 to take any action that would adversely affect in any material respect such Member's rights under this Agreement or as a Member of the Company.

                  (b) Covenant Not to Amend. The Company and each Stockholder agree not to amend or waive the voting or other provisions of the Company's Certificate of Incorporation, the Company's by-laws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Small Business Sideletter). The Investor agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after the Investor has notice of such amendment or waiver.

                  SECTION 14. UNDERWRITING AGREEMENT. Notwithstanding the provisions of Sections 8, 9, 10 and 11, to the extent that the holders of Registrable Units shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be of no force or effect with respect to such registration.

                  SECTION 15. INFORMATION BY HOLDER. Each of the holders of Registrable Units proposing to sell the same pursuant to a registration to which this Agreement relates shall furnish to the Company such written information regarding the holders of Registrable Units and the distribution proposed by such holders of Registrable Units as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                  SECTION 16. LEGEND ON UNIT CERTIFICATES. Each certificate representing Units shall bear the following legend:

                  "THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF MANAGERS AND TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A MEMBERS' AGREEMENT AND AN OPERATING AGREEMENT, EACH DATED AS OF SEPTEMBER 30, 1999, AMONG THE ISSUER OF SUCH SECURITIES AND CERTAIN HOLDERS OF THE OUTSTANDING SECURITIES OF SUCH ISSUER. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH ISSUER."

                  SECTION 17. ADDITIONAL UNITS; ETC. In the event additional Units are issued by the Company to a Member at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into Units, such additional Units shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

                  SECTION 18. EFFECTIVENESS. The rights and obligations of each Member under this Agreement shall terminate as to such Member upon the earlier to occur of (i) the Transfer of all Member Units owned by such Member, (ii) a sale of all or substantially all of the capital securities of the Company in a single transaction or (iii) the consummation of an Approved Sale.

                  SECTION 19. SEVERABILITY. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

                  SECTION 20. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to principles of conflicts of laws), except to the extent that this Agreement relates to the internal laws of the Company, which shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                  SECTION 21. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs; provided, however, that the assignee of any Member that shall hold 1% or less of the outstanding Units shall not have any rights or obligations under Sections 8 through 13 of this Agreement; provided, further, that the rights under this Agreement shall not be assignable by any Member without the consent of a Majority in Interest of the Managing Members (as defined in the Operating Agreement).

                  SECTION 22. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

                  (a) if to the Company, to:

                           12900 Hall Road, Suite 200
                           Sterling Heights, MI  48313
                           Attention:  Chief Executive Officer
                           Telecopier:  (810) 997-6839;

                  with copies to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           41st Floor
                           New York, NY  10112
                           Attention:  Ilan Nissan, Esq.
                           Telecopier:  (212) 408-2420;

                  (b) if to the Members, to their respective addresses set forth on Annex I hereto.

                  All such notices, requests, consents and other communications shall be deemed to have been delivered and received

                           (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery,

                           (ii)  in the case of dispatch by
         nationally-recognized overnight courier, on the next business day following such dispatch and

                           (iii) in the case of mailing, on the third business day after the posting thereof.

                  SECTION 23. MODIFICATION. Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by (i) the Company, (ii) a Majority in Interest of the Chase Members and (iii) a Majority in Interest of the Non-Chase Members; provided, however, that no modification or amendment shall be effective to reduce the percentage of the Voting Units the consent of the holders of which is required under this Section 21 nor shall any modification or amendment discriminate against any Member without the consent of such Member. Notwithstanding the foregoing, (a) any such modification, amendment or waiver which shall adversely affect the rights of the Sub Debt Warrantholders hereunder shall require the approval of the holders of more than 50% of the then outstanding Sub Debt Warrants, (b) any such modification, amendment or waiver which shall adversely affect the rights of the Brink Members hereunder shall require the approval of the holders of a Majority in Interest of the Brink Members, and (c) any such modification, amendment or waiver which shall adversely affect the rights of the Valley Members hereunder shall require the approval of the holders of a Majority in Interest of the Valley Members.

                  SECTION 24. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  SECTION 25. ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or therein contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto, including without limitation the Second Amended Agreement which shall cease to have any force and effect.

                  SECTION 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Members' Agreement on the date first above written.

                            ADVANCED ACCESSORY SYSTEMS, LLC


                            By: /s/ Terence C. Seikel
                               ------------------------------------------
                               Name:
                               Title:

                            CB CAPITAL INVESTORS, L.P.
                            By: CB Capital Investors, Inc., its General Partner


                            By: /s/ Don Hofman
                               ------------------------------------------
                               Name:
                               Title:

                            /s/ F. Alan Smith
                            ---------------------------------------------
                            F. Alan Smith

                            THE F. ALAN SMITH FAMILY LIMITED
                            PARTNERSHIP


                            By: /s/ F. Alan Smith
                               ------------------------------------------
                               Name:
                               Title:

                            IPA MTECH INVESTORS, LLC


                            By:
                               ------------------------------------------
                               Name:
                               Title:

                            THE BANDUCCI FAMILY, LLC


                            By  /s/ Barry Banducci
                               ------------------------------------------
                               Name:
                               Title:

                            /s/ Barry Banducci
                            ---------------------------------------------
                            Barry R. Banducci

                            /s/ Richard E. Borghi
                            ---------------------------------------------
                            Richard E. Borghi

                            /s/ Gerard Jacobus Brink
                            ---------------------------------------------
                            Gerard Jacobus Brink

                            /s/ Koop Brink
                            ---------------------------------------------
                            Koop Brink

                            /s/ Jan Willem Brink
                            -----------------------------
                            Jan Willem Brink


                            LAVERNE A. FARRIS TRUST


                            By:
                               ------------------------------------------
                               Name:
                               Title:

                            /s/ Craig A. Stapleton
                            ---------------------------------------------
                            Craig A. Stapleton

                            /s/ Barbara A. Rushing
                            ---------------------------------------------
                            Barbara A. Rushing

                            /s/ Winston P. Fowler
                            ---------------------------------------------
                            Winston P. Fowler

                            /s/ Paul J. Biegansky
                            ---------------------------------------------
                            Paul J. Biegansky

                            /s/ Terence C. Seikel
                            ---------------------------------------------
                            Terence C. Seikel

                            /s/ Robert L. Fisher
                            ---------------------------------------------
                            Robert L. Fisher

                            /s/ Roger T. Morgan
                            ---------------------------------------------
                            Roger T. Morgan

                            /s/ Gerritt de Graaf
                            ---------------------------------------------
                            Gerritt de Graaf

                            /s/ Wim Regelink
                            ---------------------------------------------
                            Wim Regelink

                            INTERNATIONAL MEZZANINE CAPITAL B.V.


                            By:
                               ------------------------------------------
                               Name:
                               Title:

                            /s/ Bryan Fletcher
                            ---------------------------------------------
                            Bryan Fletcher

                                     ANNEX I

F. Alan Smith
674 Franklyn Avenue
Indialantic, Florida  32903

The Banducci Family, LLC
c/o Mario J. Zangari
171 Orange Street
New Haven, Connecticut 06510

CB Capital Investors, L.P.
380 Madison Avenue, 12th Floor
New York, New York  10017

Richard Borghi
12900 Hall Road, Suite 200
Sterling Heights, MI  48313

Laverne A. Farris Trust
c/o John Farris
The Thomas Group
201 West Big Benver Road
Suite 201
Troy, MI

Craig A. Stapleton
SportRack Automotive
12900 Hall Road, Suite 200
Sterling Heights, MI 48313

Barbara A. Rushing

Winston P. Fowler
SportRack Automotive
12900 Hall Road, Suite 200
Sterling Heights, MI 48313

Bryan Fletcher
SportRack Automotive
12900 Hall Road, Suite 200
Sterling Heights, MI 48313

Paul J. Biegansky
SportRack GMBH
Hinterm Haag 10

Sandhausen, Germany D-69207

Gary Houston

Terence C. Seikel
5405 Abbey Road
Rochester Hills, Michigan 48306

IPA Mtech Investors, LLC
(Celerity Partners c/o Mark Benham)
300 Park Avenue, Suite 2330
New York, NY  10022
Attn:  Mark R. Benham

Gerard J. Brink
Lijsterbeslaan 10
B-2950 Kapellen
Belgium

Koop Brink
Paalsteenlaan 70
3620 Lanaker-Neerham
Belgium

Jan Willem Brink
Brink B.V.
Industriewag 5
7951 CX Staphorst
Holland

Gerrit de Graaf
Brink B.V.
Industrieg 5
7951 CX Staphorst
Holland

Wim Rengelink
Brink B.V.
Industrieg 5
7951 CX Staphorst
Holland

Roger T. Morgan
3496 Summit Ridge
Rochester Hills, Michigan 48306

Robert L. Fisher
18 West Snapper Point Drive
Key Largo, Florida 33037

International Mezzanine Capital B.V.
c/o Mezzanine Management, Ltd.
Manfield House
376-379 Strand
London WC2R OLR
England

                                    Exhibit A